Exhibit 99.3

Unaudited pro forma condensed combined financial statements

On December 2, 2011, Medicis Pharmaceutical Corporation (“Medicis”), completed its asset acquisition pursuant to an Asset Purchase Agreement, dated as of November 18, 2011 (the “Purchase Agreement”), with Graceway Pharmaceuticals, LLC (“Graceway”) and certain of its subsidiaries (collectively, the “Sellers”). Graceway filed for bankruptcy in the U.S. Bankruptcy Court for the District of Delaware under Chapter 11 of the Bankruptcy Code on September 29, 2011. Graceway’s Board of Directors approved the Purchase Agreement and the transactions contemplated thereunder on November 18, 2011. Pursuant to the Purchase Agreement, Medicis acquired substantially all of the assets of the Sellers for an aggregate purchase price of approximately $455 million and agreed to assume certain limited post-closing liabilities, primarily associated with contracts for commercial operations assumed by Medicis (the “Transaction”). Medicis did not assume any of Graceway’s debt.

The following unaudited pro forma condensed combined financial statements combine the historical consolidated financial statements of Medicis and Graceway Pharma Holding Corp. (the parent of Graceway) and Subsidiaries, after giving effect to the Transaction on December 2, 2011 and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of September 30, 2011 is presented as if the Transaction had occurred on September 30, 2011.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2011, and the year ended December 31, 2010, are presented as if the Transaction had occurred on January 1, 2010 and were carried forward through each of the aforementioned respective periods.

The unaudited pro forma condensed combined financial statements include adjustments directly attributable to the Transaction. The pro forma adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and assumptions that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results beyond 12 months from the date of the Transaction. You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•

separate historical audited financial statements of Medicis as of and for the year ended December 31, 2010 included in Medicis’ Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this document;

•

separate historical unaudited financial statements of Medicis as of and for the nine months ended September 30, 2011 included in Medicis’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2011, which is incorporated by reference into this document;

•

separate historical audited financial statements of Graceway Pharma Holding Corp. and Subsidiaries as of and for the year ended December 31, 2010 included in Exhibit 99.1 to this Current Report on Form 8-K/A; and

•

separate historical unaudited condensed financial statements of Graceway Pharma Holding Corp. and Subsidiaries as of and for the nine months ended September 30, 2011 included in Exhibit 99.2 to this Current Report on Form 8-K/A.

The Transaction has been accounted for using the purchase method of accounting. Accordingly, Medicis’ cost to acquire the assets of Graceway has been allocated to the tangible assets, intangible assets and in-process research and development assets acquired and liabilities assumed, based upon their respective estimated fair values as of the date of the Transaction. The excess of the purchase price over fair value of net assets acquired was allocated to goodwill. It is expected that substantially all such goodwill will be deductible for tax purposes. The fair value estimates are preliminary and may change the purchase price allocation.

The unaudited pro forma condensed combined financial statements are being presented for illustrative purposes, and are not necessarily indicative of what Medicis’ financial position or results of operations actually would have been had it completed the Transaction at the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined companies.

Medicis Pharmaceutical Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2011

			Total Pro Forma Adjustments	Notes	Pro Forma Combined
	Historical
	Medicis	Graceway
	(In millions)
			Increase / (Decrease)
ASSETS
Current assets:
Cash and cash equivalents	$184.0	$11.3	$(11.3)	b	$184.0
Short-term investments	590.0	—	(455.0)	a	135.0
Accounts receivable, net	153.0	19.1	(19.1)	b	153.0
Inventories, net	30.9	4.0	1.0	c	35.9
Deferred tax assets, net	28.7	1.2	(1.2)	b	28.7
Other current assets	20.3	13.5	(12.1)	b	21.7
Assets held for sale from discontinued operations	8.1	—	—		8.1

Total current assets	1,015.0	49.1	(497.7)		566.4
Property and equipment, net	23.2	7.9	(5.9)	b	25.2
Intangible assets, net	189.8	75.0	260.8	d	525.6
Goodwill	92.4	26.9	84.5	e	203.8

Deferred tax assets, net	92.2	—	—		92.2
Long-term investments	45.7	—	—		45.7
Other assets	12.9	6.5	(6.5)	b	12.9

Total assets	$1,471.2	$165.4	$(164.8)		$1,471.8

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$47.3	$57.2	$(57.2)	b	$47.3
Current portion of contingent convertible senior notes	169.1	—	—		169.1
Current portion of long-term debt - Graceway	—	848.1	(848.1)	f	—
Reserve for sales returns	72.7	—	—		72.7
Accrued consumer rebates and loyalty programs	132.5	—	—		132.5
Managed care and Medicaid reserves	59.4	—	—		59.4
Other current liabilities	73.9	3.7	(3.1)	b	74.5
Liabilities held for sale from discontinued operations	6.3	—	—		6.3

Total current liabilities	561.2	909.0	(908.4)		561.8
Contingent convertible senior notes	0.2	—	—		0.2
Deferred tax liabilities, net	—	1.5	(1.5)	b	—

Other liabilities	39.6	1.8	(1.8)	b	39.6

Stockholders’ Equity (Deficit):
Common stock of Medicis	1.0	—	—		1.0
Additional paid-in capital - Medicis	743.4	—	—		743.4
Common stock of Graceway	—	0.9	(0.9)	g	—

Additional paid-in capital - Graceway	—	6.1	(6.1)	g	—

Accumulated earnings (deficit)	513.3	(757.4)	757.4	g	513.3
Treasury stock, at cost	(363.9)	—	—		(363.9)
Accumulated other comprehensive income	(23.6)	3.5	(3.5)	g	(23.6)

Total stockholders’ equity (deficit)	870.2	(746.9)	746.9		870.2

Total liabilities and stockholders’ equity (deficit)	$1,471.2	$165.4	$(164.8)		$1,471.8

See accompanying notes to unaudited pro forma condensed combined financial statements.

Medicis Pharmaceutical Corporation

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2011

	Historical		Pro Forma Adjustments	Notes	Pro Forma Combined
	Medicis	Graceway
	(In millions, except per share data)
			Increase / (Decrease)
Net revenues	$540.4	$104.4	$—		$644.8
Cost of product revenues	49.7	23.6	—		73.3

Gross profit	490.7	80.8	—		571.5

Operating expenses:
Selling, general and administrative	268.2	57.8	—		326.0
Research and development	58.2	2.6	—		60.8
Depreciation and amortization	21.7	27.1	4.8	h	53.6
Impairment of intangible assets	2.3	—	—		2.3

Total operating expenses	350.4	87.5	4.8		442.7

Operating income (loss)	140.3	(6.7)	(4.8)		128.8
Interest and investment income	(3.8)	—	2.1	i	(1.7)
Interest expense	3.5	46.1	(46.1)	j	3.5

Income (loss) from continuing operations before income tax expense	140.6	(52.8)	39.2		127.0

Income tax expense (benefit)	56.5	1.7	(6.6)	k	51.6

Net income (loss) from continuing operations	84.1	(54.5)	45.8		75.4
Loss from discontinued operations, net of income tax benefit	16.5	—	—		16.5

Net income (loss)	$67.6	$(54.5)	$45.8		$58.9

Earnings Per Share:
Net income per share of common stock
Basic net income per share - continuing operations	$1.35				$1.21

Basic net loss per share - discontinued operations	$(0.27)				$(0.27)

Basic net income per share	$1.09				$0.95

Diluted net income per share - continuing operations	$1.25				$1.12

Diluted net loss per share - discontinued operations	$(0.27)				$(0.27)

Diluted net income per share	$1.01				$0.88

Weighted average number of common stock outstanding
Basic	60.3				60.3

Diluted	67.0				67.0

See accompanying notes to unaudited pro forma condensed combined financial statements.

Medicis Pharmaceutical Corporation

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2010

	Historical		Pro Forma Adjustments	Notes	Pro Forma Combined
	Medicis	Graceway
	(In millions, except per share data)
			Increase / (Decrease)
Net revenues	$695.9	$219.5	$—		$915.4
Cost of product revenues	66.9	25.9	—		92.8

Gross profit	629.0	193.6	—		822.6

Operating expenses:
Selling, general and administrative	305.0	95.5	—		400.5
Research and development	44.3	14.8	—		59.1
Depreciation and amortization	28.1	101.7	(59.2)	l	70.6
Impairment of goodwill and intangible assets	2.3	78.1	—		80.4

Total operating expenses	379.7	290.1	(59.2)		610.6

Operating income (loss)	249.3	(96.5)	59.2		212.0
Interest and investment income	(4.1)	—	3.2	m	(0.9)
Interest expense	4.2	90.6	(90.6)	n	4.2
Other expense (income), net	0.3	(4.6)	—		(4.3)

Income (loss) from continuing operations before income tax expense	248.9	(182.5)	146.6		213.0

Income tax expense	98.6	3.2	(16.1)	o	85.7

Net income (loss) from continuing operations	150.3	(185.7)	162.7		127.3
Loss from discontinued operations, net of income tax benefit	27.0	—	—		27.0

Net income (loss)	$123.3	$(185.7)	$162.7		$100.3

Earnings Per Share:
Net income per share of common stock
Basic net income per share - continuing operations	$2.49				$2.11

Basic net loss per share - discontinued operations	$(0.46)				$(0.46)

Basic net income per share	$2.05				$1.66

Diluted net income per share - continuing operations	$2.30				$1.95

Diluted net loss per share - discontinued operations	$(0.46)				$(0.46)

Diluted net income per share	$1.89				$1.55

Weighted average number of common stock outstanding
Basic	58.4				58.4

Diluted	64.6				64.6

See accompanying notes to unaudited pro forma condensed combined financial statements.

MEDICIS PHARMACEUTICAL CORPORATION

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

On December 2, 2011, Medicis completed its asset acquisition pursuant to a Purchase Agreement, dated as of November 18, 2011, with Graceway Pharmaceuticals LLC (“Graceway”) and certain of its subsidiaries (collectively the “Sellers”). Graceway filed for bankruptcy in the U.S. Bankruptcy Court for the District of Delaware under Chapter 11 of the Bankruptcy Code on September 29, 2011. Graceway’s Board of Directors approved the Purchase Agreement and the transactions contemplated thereunder on November 18, 2011. Pursuant to the Purchase Agreement, Medicis acquired substantially all of the assets of the Sellers for an aggregate purchase price of approximately $455 million and agreed to assume certain limited post-closing liabilities, primarily associated with contracts for commercial operations assumed by Medicis. Medicis did not assume any of Graceway’s debt.

These unaudited pro forma condensed combined financial statements have been prepared based upon historical financial information of Medicis and Graceway Pharma Holding Corp. (the parent of Graceway) and Subsidiaries giving effect to Medicis’ acquisition of the assets of Graceway and other related adjustments described in these footnotes. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principals generally accepted in the United States have been condensed or omitted as permitted by SEC rules and regulations. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the Transaction actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements.

The Transaction has been accounted for using the purchase method of accounting, in accordance with accounting principals generally accepted in the United States. Accordingly, Medicis’ cost to acquire the assets of Graceway has been allocated to the tangible assets, intangible assets and in-process research and development assets acquired and liabilities assumed, based upon their respective estimated fair values as of the date of the Transaction. The excess of the purchase price over fair value of net assets acquired was allocated to goodwill. It is expected that substantially all such goodwill will be deductible for tax purposes. The fair value estimates are preliminary and may change the purchase price allocation.

The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of Medicis and Graceway Pharma Holding Corp. and Subsidiaries for the nine months ended September 30, 2011 and the year ended December 31, 2010, giving effect to the Transaction and related events as if they had occurred on January 1, 2010. The unaudited pro forma condensed combined balance sheet as of September 30, 2011, combines the historical consolidated balance sheet of Medicis and the historical consolidated balance sheet of Graceway Pharma Holding Corp. and Subsidiaries, giving effect to the Transaction and related events as if they had been consummated on September 30, 2011.

The unaudited pro forma condensed combined statements of operations do not reflect operational and administrative cost savings (“synergies”) that management of the combined company estimates may be achieved as a result of the acquisition, or non-recurring one-time costs that may be incurred as a direct result of the acquisition.

MEDICIS PHARMACEUTICAL CORPORATION

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

2. Purchase Price and Financing Considerations

Purchase Price

Under the terms of the Purchase Agreement, Medicis paid $455 million in cash for substantially all of the assets of Graceway and assumed certain limited post-closing liabilities, primarily associated with contracts for commercial operations assumed by Medicis and also certain liabilities relating to Graceway’s Canadian operations. Medicis did not assume any of Graceway’s debt.

The Graceway tangible and intangible assets and liabilities assumed will be recorded as of the date of the Transaction, at their respective fair values, and added to those of Medicis. The reported financial position and results of operations of Medicis after completion of the Transaction will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Graceway. The allocation is preliminary, and accordingly the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

For the purpose of this pro forma analysis, the above purchase price has been allocated based on a preliminary estimate of the fair value of tangible and intangible assets and liabilities assumed as follows:

(in millions)

Fair value of net assets acquired at September 30, 2011	$7.8
Identifiable intangible assets at fair value, including in-process research and development assets	335.8
Goodwill	111.4

Purchase price	$455.0

Substantially all of the acquired identifiable intangible assets are expected to be attributable to the following:

	Estimated fair value (in millions)	Estimated useful lives	Estimated annual amortization (in millions)

Existing products	$233.0	1 - 10 years	$39.2
In-process research and development products	86.0	To be determined	—
Trademarks and trade names	15.9	10 years	1.6
Other	0.9	1 - 1.3 years	0.7

	$335.8		$41.5

Intangible assets related to existing products will be amortized based on the specific estimated remaining useful lives attributable to each respective product. Intangible assets related to in-process research and development products will be amortized over their respective estimated useful lives upon regulatory approval of the respective products in development.

In accordance with the requirements of Accounting Standards Codification (“ASC”) 350, Goodwill and Other Intangible Assets, the goodwill associated with the Transaction will not be amortized.

Financing Considerations

The acquisition of Graceway’s assets by Medicis will be funded by the liquidation of certain existing short-term investments, and therefore no additional debt will be incurred by Medicis related to the Transaction.

MEDICIS PHARMACEUTICAL CORPORATION

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

3. Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” in both the Unaudited Pro Forma Condensed Combined Balance Sheet and the Unaudited Pro Forma Condensed Combined Statements of Operations correspond with the following:

Pro Forma Balance Sheet Adjustments

(a)	Represents the liquidation of certain of Medicis’ short-term investments to fund the Transaction.

(b)	Represents the elimination of certain assets and liabilities of Graceway not acquired by Medicis.

(c)	To adjust historical Graceway inventories to estimated fair value.

(d)	Represents the net impact of the elimination of Graceway’s historical net intangible assets and the establishment of the estimated fair value of acquired identifiable intangible assets resulting from the Transaction.

(e)	Represents the net impact of the elimination of Graceway’s historical goodwill and the establishment of goodwill resulting from the Transaction.

(f)	Represents the elimination of Graceway’s historical debt. This debt will not be purchased, assumed or paid by Medicis.

(g)	Represents the elimination of acquired historical Graceway accumulated deficit, paid-in capital, common stock and accumulated other comprehensive income.

Pro Forma Statement of Operations Adjustments - For the Nine Months Ended September 30, 2011

(h)	Represents the net impact of the elimination of Graceway’s historical depreciation and amortization expense, and the depreciation expense related to the property and equipment acquired and the amortization expense for identified intangible assets resulting from the Transaction.

(i)	Represents the reduction in interest and investment income resulting from the liquidation of certain of Medicis’ short-term investments to fund the Transaction, using the average interest rate earned on its investments during the nine months ended September 30, 2011.

(j)	Represents the elimination of Graceway’s historical interest expense related to its debt, which is not being purchased, assumed or paid by Medicis.

(k)	Represents the income tax effect of all unaudited pro forma condensed combined statement of operations adjustments and the benefit of Graceway’s historical net loss.

MEDICIS PHARMACEUTICAL CORPORATION

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Statement of Operations Adjustments - For the Year Ended December 31, 2010

(l)	Represents the net impact of the elimination of Graceway’s historical depreciation and amortization expense, and the depreciation expense related to the property and equipment acquired and the amortization expense for identified intangible assets resulting from the Transaction.

(m)	Represents the reduction in interest and investment income resulting from the liquidation of certain of Medicis’ short-term investments to fund the Transaction, using the average interest rate earned on its investments during the year ended December 31, 2010.

(n)	Represents the elimination of Graceway’s historical interest expense related to its debt, which is not being purchased, assumed or paid by Medicis.

(o)	Represents the income tax effect of all unaudited pro forma condensed combined statement of operations adjustments and the benefit of Graceway’s historical net loss.